EXHIBIT 10.25



                           SECURED PROMISSORY NOTE #2

$75,000.00                                                       August 20, 1996
Maturity Date: August 31, 1999                            Menlo Park, California


         FOR VALUE RECEIVED, John M. Ames ("Ames") promises to pay to Neurex Corporation, a Delaware corporation ("Neurex") or order at Menlo Park,
California or such other place as the holder hereof may from time to time designate, the principal sum of Seventy Five Thousand Dollars ($75,000.00) with interest thereon compounded annually at the rate of six and fifteen one-hundredths percent (6.15%) per annum.

         Payment Schedule. All principal and accrued but unpaid interest shall be due and payable on August 31, 1999 (the "Maturity Date") unless payment is forgiven or accelerated as provided in this Note. In the event that Ames is and has remained employed by Neurex on a full time basis continuously form the date of this Note until the Maturity Date, all principal and accrued interest thereon shall be forgiven by Neurex, and Ames shall have no further liability hereunder.

         Note Forgiveness. Commencing on September 30, 1996 and at the end of each month thereafter, 1/36th of the principal amount due under this Note shall be forgiven and considered to be compensation to Ames. All necessary and applicable federal and state withholding shall be withheld from Ames' regular payroll checks.

         Acceleration. Notwithstanding the foregoing, Neurex may, at Neurex's option, accelerate the maturity of all amounts due hereunder and the balance of this Note and all accrued interest shall become immediately due and payable within thirty (30) days of Ames' termination of employment with Neurex for any reason.

         Security. This Note is secured by a deed of trust executed by Ames on certain real property located in Santa Clara County commonly known as 18406 Chelmsford Drive, Cupertino, California, APN 375-22-054. The deed of trust contains a "due on sale" clause providing for acceleration of the maturity date of this note upon the occurrence of certain described events.

         No Offsets. Neurex shall not be entitled to or required to offset any amounts owed to Ames arising out of Ames' employment with Neurex against the balance owing on this Note at the time of the termination of Ames' employment with Neurex.

         Tax Consequences. Ames represents and warrants to Neurex that he has consulted his tax advisers and understands the tax consequences of this Note, and that Ames has not relied on Neurex, its officers, directors, employees, or attorneys for any tax advice.

         No Guarantee of Continued Employment. Nothing contained in this Note shall (i) confer upon Ames any right with respect to the continuation of his employment by Neurex or with any parent or subsidiary corporation of Neurex; or
(ii) limit in any way the right of Neurex or of any parent or subsidiary corporation of Neurex to terminate Ames' employment at any time.

         Waivers. Ames waives any right of demand, presentment, notice of non-payment, protest or notice of dishonor.

         Payable in U.S. Currency. All amounts payable under this Note shall be payable only in the lawful money of the United States of America.

         Termination or Amendment of Note. This Note may not be terminated or amended orally, but only by discharge in writing signed by the Parties.

         Severability. If for any reason any of the provisions of this Note shall be determined to be inoperative or invalid, the validity and effect of the other provisions hereof shall not be affected thereby and such other provisions shall remain in full force and effect.

         Attorney's Fees. In the event an action is brought to enforce or to interpret the terms of this Note, the prevailing party shall be entitled to its reasonable attorney's fees in addition to any other relief to which that party may be entitled.

         Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California.


"AMES"


------------------------------------
John M. Ames


Agreed to and Accepted:

"NEUREX"

Neurex Corporation,
a Delaware corporation


By: __________________________


Title: ________________________